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                                                                 Exhibit 10.11

This Promissory Note and payment hereof is subject to and secured by the terms of a certain Stock Pledge Agreement dated February 11, 1998 between the Maker and the Payee, the provisions of which are incorporated herein and made a part hereof.

                                   PROMISSORY NOTE

$238,700                                                       February 11, 1998
                                                       South St. Paul, Minnesota


     FOR VALUE RECEIVED, Gary Olen, an individual resident of the State of Minnesota ("Maker"), hereby promises to pay to the order of THE SPORTSMAN'S GUIDE, INC., its successors and assigns ("Payee") at its offices located at 411 Farwell Avenue, South St. Paul, Minnesota (or at such other place as the holder hereof may specify in writing to the Maker from time to time) the principal amount of TWO HUNDRED THIRTY-EIGHT THOUSAND SEVEN HUNDRED DOLLARS ($238,700) in five (5) equal annual installments of principal and interest, such interest on the unpaid principal amount hereof to be calculated at a rate per annum equal to 5.69%.

     Interest shall accrue from the date hereof to the date of repayment of the principal amount hereof in full (calculated on the basis of the actual number of days elapsed over a year of 365 days). Annual principal and interest payments shall be due and payable on each February 11, commencing February 11, 1999, at maturity (whether by acceleration or otherwise) and, after maturity, upon demand.

     Overdue principal and, to the extent permitted by law, overdue interest shall bear interest at a rate per annum equal to 7.69%.

     Whenever any payment to be made hereunder shall be stated to be due on a day which is not a business day, the due date thereof shall be extended to the next succeeding business day and, if payment of principal has been so extended, interest shall be payable on such principal at the applicable rate during such extension.

     This Note may be prepaid, in whole at any time and in part from time to time, without premium or penalty, on any business day. The amount of any prepayment shall be applied first to the payment of accrued interest on the unpaid principal amount hereof through the date of such prepayment and then to the outstanding principal.

     All payments under this Note shall be made without set-off, deduction or counterclaim on the date due in U.S. dollars and in immediately available funds.

     Until the indebtedness evidenced hereby is paid in full, the Maker shall promptly, after obtaining knowledge, notify the Payee of the occurrence of any Event of Default or of any event, act or


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condition which with notice or lapse of time or both would constitute an
Event of Default.

     Upon the occurrence of any of the following events (each an "Event of Default"):

     (a) default shall be made in the due and punctual payment of any principal and/or interest on this Note and such default shall continue for thirty days after written notice of such nonpayment is made by the Payee to the Maker;

     (b) the occurrence of any default or event of default under any other agreement, document or instrument executed and delivered by the Payee to the Maker whether currently in existence or entered into after the date of this Note; including without limitation, the Employment Agreement dated July 25, 1997 between Maker and Payee;

     (c) Maker commences, or there is commenced against the Maker (or any material assets of the Maker), any proceedings under any bankruptcy, insolvency, reorganization, receivership, relief of debtors, dissolution, liquidation or similar law of any jurisdiction and, if commenced against the Maker, such proceedings remain undismissed for a period of 30 days; or

     (d) Maker ceases, for any reason, to be employed by the Payee; provided, however, if Maker ceases to be employed by the Payee for reason of death or disability, such default shall not exist until 120 days after such death or disability. For purposes of this provision, disability means a mental or physical condition which causes the Maker to be unable to perform his employment duties;

then, in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Payee, by written notice to the Maker, may declare the principal of, and accrued interest in respect of, this Note to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Maker; provided, however, that if an Event of Default described in clause (c) above shall occur, the result which would otherwise occur only upon the giving of written notice as specified herein, shall occur automatically without the giving of any such notice.

     The Maker shall promptly pay all out-of-pocket costs and expenses (including attorneys' fees and expenses) reasonably incurred by Payee in connection with the enforcement or collection of this Note.


                                 -2-

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     This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.



                                   ------------------------------
                                   Gary Olen

                                STOCK PLEDGE AGREEMENT

     THIS STOCK PLEDGE AGREEMENT is made this 11th day of February, 1998 between GARY OLEN (the "Pledgor") and THE SPORTSMAN'S GUIDE, INC., a Minnesota corporation (the "Pledgee"), under the following circumstances:

          A. The Pledgor, upon the exercise of a certain Stock Option dated July 1, 1993 (the "Option"), will be the owner of 55,000 shares of the common stock of the Pledgee (which stock is hereinafter collectively referred to as the "Shares").

          B. The Pledgor has executed a Promissory Note ("Note") in the principal amount of $238,700 to the Pledgee (principal, interest and all charges under the Note and this Agreement [and any and all indebtedness of the Pledgor to the Pledgee] now existing or hereafter arising are herein-after referred to as the "Obligations").

          C. In order to induce the Pledgee to lend $238,700 to the Pledgor, which funds Pledgor intends to use to exercise the Option, the Pledgor has agreed to enter into this Stock Pledge Agreement to pledge and grant a security interest in the Shares in order to secure the payment of the Obligations when due.

     NOW, THEREFORE, in consideration of the foregoing, and subject to the terms and conditions hereof, the parties agree as follows:

     1. TRANSFER. The Pledgor hereby pledges and grants to the Pledgee a security interest in the Shares. The security interest shall continue until the earlier of (i) payment of the Obligations or any extensions, renewals, or amendments thereof, in full, or (ii) default by the Pledgor and exercise by the Pledgee of its rights with respect to the Shares as provided in Section 8 hereof.

     2. SECURITY. This pledge and security interest is made and granted in order to secure the payment of principal and interest when due pursuant to the Obligations, and any extensions, renewals, or modifications thereof or substitutions therefor.

     3. DELIVERY OF CERTIFICATES AND STOCK POWER. Upon execution of this Agreement and the subsequent exercise of the Option, the Pledgor shall deliver to the Pledgee the originals of all certificates for the Shares, together with Stock Powers in form reasonably satisfactory to the Pledgee and in favor of the Pledgee for each of such stock certificates, signed by the Pledgor, but not dated.


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     4.   ENDORSEMENT OF STOCK CERTIFICATES.  Upon delivery of the originals of all certificates for the Shares pursuant to Section 3 hereof, the Pledgee shall endorse the certificates as follows:

          "The Shares of The Sportsman's Guide, Inc. represented by this Certificate are subject to a pledge, the restrictions stated in, and are transferable only upon compliance with, the provisions of a Stock Pledge Agreement dated February 11, 1998, between the Corporation and Gary Olen, a copy of which is on file in the office of the Secretary of the Corporation.

     5. DIVIDENDS; VOTING RIGHTS. During the term of the pledge and so long as the Pledgor is not in default under this Agreement or the Note, as provided in Section 8 hereof, the Pledgor shall retain the right to all dividends paid with respect to the Shares during such period and all rights to vote the Shares. The Pledgee shall hold the Shares in its capacity as the Pledgee and the Shares shall constitute issued and outstanding Shares of the Pledgee until such time as Pledgee exercises its rights pursuant to Section 8, if ever.

     6. REPRESENTATIONS. The Pledgor warrants and represents that, upon exercise of the Option and payment to the Pledgee of the exercise price stated in the Option, he will have good title to the Shares, free and clear of all liens and encumbrances; that there are no restrictions upon the transfer of any of the Shares, other than those contained in the Lock-Up Agreement between Pledgor and John G. Kinnard and Company, Incorporated or as may appear on the face of the certificates; that the Pledgor has the power, authority, and the right to pledge and, if necessary, to transfer such Shares, except as described above, without obtaining the consent of any other party; and that this pledge is entered into for adequate consideration and is valid and binding upon the Pledgor.

     7. CHANGE IN CAPITAL STRUCTURE. In the event that, during the term of this pledge, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of the Pledgee, all new, substituted, and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Agreement in the same manner as the Shares originally pledged hereunder.

     8. REDELIVERY. Upon timely payment in full of the Note and any other Obligation, the Pledgee shall deliver the Shares to the Pledgor, together with the Stock Powers or other instruments of assignment, and this Agreement shall terminate.

                                -2-

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     9.   DEFAULT.  If the Pledgor shall fail to pay any installment of principal or interest under the Obligations when due, after the expiration of any applicable cure period, or if the Pledgor shall fail to perform any other obligation to the Pledgee, after the expiration of any applicable cure period, whether hereunder or under the Note, then the Pledgor shall be deemed to be in default under this Agreement. In the event of such default, the Pledgee may, at any time after such default, in its discretion, complete the stock powers delivered herewith for transfer of the Shares on the books of the Pledgee pursuant to the Stock Powers and for issuance of new certificates in the name of the Pledgee, or retirement of the Shares as may be determined by the Pledgee in its sole discretion, and the Pledgee shall be the absolute owner of the Shares. Alternatively, in the event of default hereunder, the Pledgee may elect the rights and remedies provided in the Uniform Commercial Code in force in the State of Minnesota at the date of this Agreement; and, in this connection, the Pledgee may, upon five days' notice to the Pledgor sent by registered mail, and without liability for any diminution in price which may have occurred, sell all the Shares at private sale in such manner and for such price as the Pledgee may determine. At any such sale, the Pledgee shall be free to purchase all or any part of the Shares. The proceeds of any sale shall be applied first to the expenses of sale, second to interest payable under the Obligations, third to the balance of principal outstanding under the Obligations, and any balance of such proceeds shall be paid to the Pledgor. In the event that the proceeds of any sale are insufficient to cover the principal and interest under the Obligations plus expenses of the sale, the Pledgor shall remain liable to the Pledgee for any deficiency. Furthermore, in the event of any default by the Pledgor under the Obligations, the Note, or under this Agreement, the Pledgee shall be entitled to exercise all voting rights, dividend rights, and other rights in respect to the Shares. These remedies shall be in addition to, and not in substitution for, all other remedies otherwise available to the Pledgee upon occurrence of a default under the Note, any other Obligation or this Agreement. No delay or omission on the part of the Pledgee or any subsequent holder of the Note or rights under this Agreement to exercise any right or power arising from any default shall impair any right or power arising from such default, or the right to exercise such right or power at any time, or be considered any waiver of or acquiescence in any such default.

     10. OTHER ACTIONS. The Pledgor agrees that he will execute and deliver all such other documents and will take all such other actions as the Pledgee may reasonably request from time to time in order to fully effectuate the provisions and purposes hereof.

     11. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed effective when delivered personally or, if delivered by mail, twenty-four (24) hours after having been deposited in the U.S. mail, postage prepaid, registered or certified, and addressed to the parties as follows (or to such other address as a party shall have specified in a notice given in accordance with this paragraph):

     If to the Pledgor:       Gary Olen
                              411 Farwell Avenue
                              South St. Paul, MN 55075

     If to the Pledgee:       The Sportsman's Guide, Inc.
                              411 Farwell Avenue
                              South St. Paul, MN 55075

     With a copy to:          Ralph E. Heyman, Esq.
                              Chernesky, Heyman & Kress P.L.L.
                              Suite 1100
                              10 Courthouse Plaza, S.W.
                              Dayton, Ohio 45402

     12. SUCCESSOR. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and assigns.

     13. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.

     14. AMENDMENT. No amendment, modification or alteration of the terms hereof shall be binding unless the same by in writing, dated subsequent to the date hereof, and duly executed by both parties hereto.

     IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

                                   PLEDGOR:



                                   ------------------------------
                                   Gary Olen



                                   PLEDGEE:

                                   THE SPORTSMAN'S GUIDE, INC.


                                   By:
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                                   Title:
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